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                                                                  Exhibit 3.13.1

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          4MI OPERATING PARTNERS, L.P.

            THE UNDERSIGNED are executing this Agreement of Limited Partnership ("Agreement") for the purpose of forming a limited partnership (the "Partnership") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss.ss. 17-101 et seq. (the "Delaware Act"), and do hereby certify and agree as follows:

            1. Name. the name of the Partnership shall be ANI Operating Partners, L.P., or such other name as the General Partners may from time to time hereafter designate.

            2. Definitions. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

                  "Event of withdrawal of a General Partner" means an event that causes a person or entity to cease to be a General Partner as provided in Section 17-402 of the Delaware Act.

                  "General Partner" means Prime-American Realty Corp.

                  "Initial General Partner" means Prime-American Realty Corp.

                  "Initial Limited Partner" means Prime Motor Inns Limited
            Partnership.
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                  "Limited Partners" means the Initial Limited Partner and all other persons or entities admitted as additional or substituted Limited Partners pursuant to this Agreement, so long as they remain Limited Partners. Reference to a "Limited Partner" means any one of the Limited Partners.

                  "Partners" means those persons or entities who from time to time are the General Partner and the Limited Partners. Reference to a "Partner" means any one of the Partners.

            3. Purpose. The purpose of the Partnership shall be to engage in any lawful business which may be engaged in by a limited partnership organized under the Delaware Act.

            4. Offices.

                  (a) The principal office of the Partnership, and such additional offices as the General Partners may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the General Partners may designate from time to time.

                  (b) The registered office of the Partnership in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, Delaware 19801. The registered agent of the Partnership for service of process at such address is The Corporation Trust Company.

            5. Partners. The name and business or residence address of each Partner of the Partnership, the General


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Partner and the Limited Partners being separately designated, are as set forth on Schedule I attached hereto.

            6. Term. The term of the Partnership commenced on October 17, 1986 and shall continue until termination of the Partnership in accordance with
Section 14 of this Agreement.

            7. Management of the Partnership.

                  (a) The General Partner shall have the exclusive right to manage the business of the Partnership, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Partnership and, in general, all powers permitted to be exercised by a general partner under the laws of the State of Delaware. The General Partner may appoint, employ, or otherwise contract with any persons or entities for the transaction of the business of the Partnership or the performance of services for or on behalf of the Partnership, and the General Partner may delegate to any such person or entity such authority to act on behalf of the Partnership as the General Partner may from time to time deem appropriate.

                  (b) No Limited Partner, in his status as such, shall have the right to take part in the management or control of the business of the Partnership or to set for or bind the Partnership or otherwise to transact any business on behalf of the Partnership.


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            8. Capital Contributions.

            (a) The Initial General Partner and the Initial Limited Partner have each contributed One Thousand Dollars ($1,000.00) to the capital of the Partnership. The Initial General Partner and the Initial Limited Partner shall not be required to make any further contributions to the capital of the Partnership. Persons or entities hereafter admitted as General Partners or Limited Partners of the Partnership shall make such contributions of cash, property or services to the Partnership as shall be determined by the General Partner at the time of each such admission.

            9. Assignments of Partnership Interest.

                  (a) No Limited Partner may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") all or part of his interest in the Partnership, nor shall any Limited Partner have the power to substitute a transferee in his place as a substituted Limited Partner, without, in either event, having obtained the prior written consent of the General Partner.

                  (b) The General Partner may not transfer all or any part of his interest in the Partnership, nor shall the General Partner have the power to substitute a transferee in his place as a substituted General Partner, without, in either event, having obtained the consent of two-thirds in interest of the Limited Partners.


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            10. Withdrawal. No Partner shall have the right to withdraw from the
Partnership except with the consent of the General Partner and upon such terms and conditions as may be specifically agreed upon between the General Partner and the withdrawing Partner. The provisions hereof with respect to distributions upon withdrawal are exclusive and no Partner shall be entitled to claim any further or different distribution upon withdrawal under Section 17-604 of the Delaware Act or otherwise.

            11. Additional Partners. The General Partner shall have the right to admit additional General Partners and additional Limited Partners upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by the General Partner; and in connection with any such admission, the General Partner shall have the right to amend Schedule I hereof to reflect the same, address and capital contribution of the admitted Partner.

            12. Distributions. Distributions of Cash or other assets of the Partnership shall be made at such times and in such amounts as the General Partner may determine. Distributions shall be made to (and profits and losses shall be allocated among) Partners pro rata in accordance with the amount of their contributions to the Partnership as set forth on Schedule I hereto.


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            13. Return of Capital. No Partner has the right to receive, and the
General Partner has absolute discretion to make, any distribution to a Partner which includes a return of all or any part of such Partner's capital contribution, provided that upon the dissolution of the Partnership, the assets of the Partnership shall be distributed as provided in Section 17-804 of the Delaware Act.

            14. Dissolution. Subject to the provisions of Section 13 of this Agreement, the Partnership shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                  (a) December 31, 2036;

                  (b) The determination of the General Partner to dissolve the Partnership; or

                  (c) The occurrence of an event of withdrawal of the General Partner or any other event causing a dissolution of the Partnership under
Section 17-801 of the Delaware Act.

            15. Continuation of the Partnership.

Notwithstanding the provisions of Section 14(c) hereof, the occurrence of an event of withdrawal of the General Partner shall not dissolve the Partnership if at such time there are one or more remaining General Partners and any one or more of such remaining General Partners continue the business of the Partnership (any and all such remaining General Partners being


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hereby authorized to continue the business of the Partnership without dissolution). If upon the occurrence of an event of withdrawal of a General Partner there shall be no remaining General Partner, the Partnership nonetheless shall not be dissolved and shall not be required to be wound up if, within ninety (90) days after the occurrence of such event of withdrawal, all remaining Partners agree in writing to [ILLEGIBLE] the business of the Partnership and to the appointment, effective as of the date of withdrawal, of one or more additional General Partners.

            16. Amendments. This Agreement may be amended only upon the written consent of all Partners.

            IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of October 17, 1986.


                                       PRIME-AMERICAN REALTY CORP.
                                         As General Partner


                                       By: /s/ [ILLEGIBLE]
                                           -----------------------------------

                                       Title: President
                                              --------------------------------


                                       PRIME MOTOR INNS LIMITED PARTNERSHIP
                                         As Limited Partner


                                       By: /s/ [ILLEGIBLE]
                                           -----------------------------------

                                       Title: President
                                              --------------------------------


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                                   SCHEDULE I

A.    General Partners

          Name & Address                      Capital Contribution*
          --------------                      ---------------------

      Prime-American Realty Corp.                   $1,000.00
      700 Route 46 East
      Fairfield, New Jersey 07006

B.    Limited Partners

          Name & Address                      Capital Contribution*
          --------------                      ---------------------

      Prime Motor Inns                              $1,000.00
        Limited Partnership
      700 Route 46 East
      Fairfield, New Jersey 07006

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* Dollar amount of cash, or agreed value of any property or services, contributed to the Partnership.